Exhibit 10.1

BEASLEY BROADCAST GROUP, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 8, 2024 by and between Beasley Broadcast Group, Inc., a Delaware corporation (the “Corporation”), and the purchasers listed on Schedule 1 hereto (each a “Purchaser” and, collectively, the “Purchasers”).

ARTICLE I

AUTHORIZATION AND SALE OF COMMON STOCK

1.1 Authorization of Common Stock. The Corporation has authorized the sale and issuance of shares of its Class A Common Stock, par value $0.001 (the “Shares”) equal to the Aggregate Purchase Price (as defined below) divided by the closing price of the Shares on October 7, 2024 (the “Final Sale Price”). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as in effect on the date hereof.

1.2 Sale of Shares. On the terms and subject to the conditions set forth herein, upon the execution and delivery hereof by the parties hereto, the Corporation shall sell to Purchasers, and Purchasers shall purchase from the Corporation, the Shares at an aggregate purchase price not to exceed $1,000,000 (the “Aggregate Purchase Price”) and a price per share equal to the Final Sale Price. The final number of Shares sold and final purchase price for the Shares is listed on Schedule 1 hereto.

1.3 Certification of Shares. The Shares may, at the Corporation’s option, be uncertificated.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Purchasers, with respect to the transactions contemplated hereby, as follows:

2.1 Authorization; Organization. The Corporation has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock and the offer, sale and issuance of the Shares hereunder do not and will not require registration under the Securities Act of 1933, as amended, or any similar federal law then in force (the “Securities Act”), or any applicable state securities laws. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Corporation and its subsidiaries taken as a whole. The execution, delivery and performance of this Agreement has been duly authorized by the Corporation. Upon the sale of the Shares to the Purchasers, such Shares shall be duly and validly issued, fully paid and non-assessable.

2.2 No Conflicts. The execution, delivery and performance of this Agreement by the Corporation does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Corporation is a party or by which it is bound.

2.3 Enforceability. Upon the execution and delivery of this Agreement by the Purchasers this Agreement shall be the valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, the relief of debtors and other similar laws affecting or relating to the enforcement of creditors’ rights in general, and (b) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Purchasers hereby represent and warrant to the Corporation, with respect to the transactions contemplated hereby, as follows:

3.1 No Registration. Purchasers understand that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchasers’ representations as expressed herein or otherwise made pursuant hereto.

3.2 Experience; Risk. Purchasers have such knowledge and experience in financial and business matters that each is capable of evaluating the merits of and risks associated with purchasing the Shares and of protecting its interests in connection herewith. Purchasers each are able to fend for themselves in the transactions contemplated by this Agreement and each have the ability to bear the economic risk of an investment in the Shares, including complete loss of the investment value of the Shares.

3.3 Investment. Purchasers are acquiring the Shares for investment for each of their own accounts, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and have no present intention of selling, granting any participation in, or otherwise distributing the same. Purchasers understand that the Shares to be purchased hereunder have not been registered under the Securities Act, by reason of a specific exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as set forth herein.

3.4 Speculative Nature of Investment. Purchasers can bear the economic risk of Purchaser’s investment and are able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

3.5 Access to Data. Purchasers have had an opportunity to ask questions of, and receive answers from, the officers of the Corporation concerning the Corporation’s business, management and financial affairs, which questions were answered to its satisfaction. Purchasers believe that it has received all the information necessary or appropriate for deciding whether to purchase the Shares. Purchasers acknowledge that any business plans prepared by the Corporation have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Purchasers also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Corporation or its agents for legal advice with respect to this investment.

3.6 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Corporation such further assurances of such status as may be reasonably requested by the Corporation. Each Purchaser has furnished or made available any and all information requested by the Corporation or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

3.7 Restricted Securities; Rule 144. Purchasers each understand that the Shares are characterized as “restricted securities” under the Securities Act because such Shares are being acquired from the Corporation in a transaction not involving a public offering, and that under the Securities Act and the rules and regulations promulgated thereunder the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Purchasers each understand and hereby acknowledge that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is otherwise available. Purchasers are aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.

3.8 No Public Market. Purchasers understand that no public market now exists for any of the securities issued by the Corporation and that there is no assurance that a public market will ever exist for the Shares.

3.9 Legends. Purchasers understand and agree that the certificates evidencing the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

3.10 No “Bad Actor” Disqualification Events. No (a) Purchaser, nor (b) any of its directors, executive officers, general partners or managing members, nor (c) any beneficial owner of the Corporation’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Purchaser is subject to any Disqualification Event as described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed prior to the date hereof in reasonable detail to the Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be fully performed entirely within the State of Delaware between residents of the State of Delaware. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the courts in Collier County, Florida and the parties consent to the personal and exclusive jurisdiction and venue of such courts.

4.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.3 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by each of the Purchasers and the Corporation.

4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

CORPORATION:

BEASLEY BROADCAST GROUP, INC.

/s/ Marie Tedesco
Name: Marie Tedesco
Title: Chief Financial Officer

PURCHASER:

BEASLEY FAMILY TOWERS, LLC

/s/ Caroline Beasley
Name: Caroline Beasley
Title: Manager

Signature Page to Common Stock Purchase Agreement

Beasley Broadcast Group, Inc.

SCHEDULE 1

Purchaser	Number of Shares	Purchase Price
BEASLEY FAMILY TOWERS, LLC 3033 Riviera Drive, Suite 200, Naples, Florida 34103 caroline@bbgi.com	56,864	$700,000